Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Amendment No. 3 to the Registration Statement on Form S-4 of General Nutrition Centers, Inc. of our report dated April 13, 2007 relating to the financial statements and financial statement schedules of General Nutrition Centers, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania
August 24, 2007